Exhibit 24

POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Julia F.
Selvig and Kenneth Bring as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of Carter's, Inc. (the "Company"), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority;

(3)	execute for and on behalf of the undersigned, in
connection with transactions by or attributable to the undersigned in securities issued by the Company, Forms
144 in accordance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and any other rules thereunder;

(4)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 144 and timely file such form with the SEC and any stock exchange or similar authority; and

(5)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This
Power of Attorney revokes all currently existing powers of attorney granted by the undersigned with respect to Forms 3, 4, 5 and 144 under Section 16(a) of the Exchange Act and Rule 144 of the Securities Act and the rules thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2005.

By:  /s/ Bradley M. Bloom

Name:  Bradley M. Bloom

H-361025.1